Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


Glimcher Realty Trust
Columbus, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-87538, 333-113910, 33-90730, 33-91084,
333-43317, 333-43319, 333-61339 and 333-115068), Form S-11 (No. 33-69740) and
Form S-8 (Nos. 33-94542, 333-10221, 333-84537, 333-123557 and 333-143237) of
Glimcher Realty Trust of our reports dated February 19, 2008 relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Glimcher Realty Trust's internal control over financial reporting, which appears in this Form 10-K.

                                                /s/ BDO Seidman, LLP
Chicago, Illinois
February 19, 2008